                                                                    EXHIBIT 21.1

                  Subsidiaries of Gabelli Asset Management Inc.

The following table lists the direct and indirect subsidiaries of Gabelli Asset Management Inc. (the "Company") immediately following the consummation of the Formation Transactions that are described in the Registration Statement on Form S-1. In accordance with Item 601(21) of Regulation S-K, the omitted subsidiaries considered in the aggregate as a single subsidiary would not constitute a "significant subsidiary" as defined under Rule 1-02(w) of Regulation S-X.

      Name                                      Jurisdiction of
      ----                                      Incorporation or
                                                Organization
                                                ------------

o     Gabelli Funds, LLC                        New York
      (100%-owned by the Company)

o     GAMCO Investors, Inc.                     New York
      (100%-owned by the Company)


o     Gabelli Fixed Income, Inc.                Delaware
      (100%-owned by the Company)



o     Gabelli Securities, Inc.                  Delaware
      (76.6%-owned by the Company)



o     Gabelli Advisors, Inc.                    Delaware
      (40.9%-owned by the Company)


o     Gabelli & Company, Inc.                   New York
      (100%-owned by Gabelli
       Securities, Inc.)


o     Gabelli Fixed Income, LLC                 Delaware
      (80.1%-owned by Gabelli
       Fixed Income, LLC)